Exhibit 21

SUBSIDIARIES OF SERVICEMASTER GLOBAL HOLDINGS, INC.

As of December 31, 2016, ServiceMaster had the following subsidiaries:

State or Country
of Incorporation
Subsidiary	or Organization
ServiceMaster Global Holdings, Inc.	Delaware
667217 Ontario Limited	Canada
American Home Shield Corporation	Delaware
American Home Shield of Arizona, Inc.	Arizona
American Home Shield of California, Inc.	California
American Home Shield of Florida, Inc.	Florida
American Home Shield of Iowa, Inc.	Iowa
American Home Shield of Maine, Inc.	Maine
American Home Shield of Oklahoma, Inc.	Oklahoma
American Home Shield of Texas, Inc.	Texas
American Home Shield of Virginia, Inc.	Virginia
American Home Shield of Washington, Inc.	Washington
AmeriSpec L.L.C.	Delaware
CDRSVM Holding, LLC.	Delaware
CDRSVM Investment Holding, LLC.	Delaware
Compania de Servicios e Inversiones SVM Honduras, S. de R.L.	Honduras
Compania de Servicios SVM Olympus, S. de R.L.	Honduras
Compania de Servicios SVM Progressive, S. de R.L.	Honduras
Compania de Servicios SVM Technicians, S. de R.L.	Honduras
Compania de Servicios SVM Vanguard, S. de R.L.	Honduras
Control Vifer, S.A. de C.V.	Mexico
FM Medic LLC	Delaware
Furniture Medic Limited Partnership	Delaware
Home Security Association, Inc.	Wisconsin
Home Security Association of Florida, Inc.	Florida
Home Security Association of Virginia, Inc.	Virginia
Home Security of America, Inc.	Wisconsin
Home Security of America Insurance Services, Inc.	Wisconsin
Home Shield Insurance Agency, Inc.	California
HSA Home Warranty Company	California
Iowa Real Estate Agents Risk Purchasing Group, Inc.	Iowa
Landmark Home Warranty, LLC	Utah
Merry Maids Limited Partnership	Delaware
MM Maids L.L.C.	Delaware
OneGuard Arizona, L.L.C.	Arizona
OneGuard Nevada, L.L.C…	Nevada
OneGuard Texas, L.L.C.	Texas
Personal Profesional de Pesticidas, S.A. de C.V.	Mexico
Petgar Holdings, Inc.	Canada
ServiceMaster Acceptance Corporation	Delaware
ServiceMaster Brands L.L.C.	Vermont
ServiceMaster Brands Management L.L.C.	Delaware
ServiceMaster BSC L.L.C.	Delaware
ServiceMaster Certified Systems, Inc.	Texas
ServiceMaster Commercial Solutions L.L.C.	Delaware
ServiceMaster Consumer Services Limited Partnership	Delaware

ServiceMaster Gift L.L.C.	Florida
ServiceMaster International Holdings, Inc	Delaware
ServiceMaster Limited	United Kingdom
ServiceMaster Management Corporation	Delaware
ServiceMaster of Canada Limited	Canada
ServiceMaster Pacific Rim Expansion L.L.C.	Delaware
ServiceMaster Receivables Company LLC	Delaware
ServiceMaster Residential/Commercial Services Limited Partnership	Delaware
Servicios de Plagas Terminix, S.A. de C.V.	Mexico
SM Clean L.L.C.	Delaware
SMCS Holdco II, Inc.	Delaware
Steward Insurance Company	Tennessee
Steward of Texas, LLC	Texas
SVM Finance Luxembourg 1	Luxembourg
SVM Finance Luxembourg 2	Luxembourg
SVM Honduran Service and Investments Company, LLC	Delaware
SVM Olympus Service Company, LLC	Delaware
SVM Progressive Service Company, LLC	Delaware
SVM Services Canada, Ltd.	Canada
SVM Services (Singapore) Pte. Ltd.	Singapore
SVM Technicians Service Company, LLC	Delaware
SVM Vanguard Service Company, LLC	Delaware
Terminix International, Inc.	Delaware
Terminix International, S.A.	Mexico
Terminix International USVI, LLC	Virgin Islands
The ServiceMaster Acceptance Company Limited Partnership	Delaware
The ServiceMaster Company, LLC	Delaware
The ServiceMaster Foundation	Illinois
The Terminix International Company Limited Partnership	Delaware